EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.Conduent.com

Conduent Reports First Quarter 2017 Financial Results; Grows Adjusted EBITDA; Unveils Disciplined Go-to-Market Strategy

Financial and Operational Highlights

•	Revenue of $1.55B, in-line with expectations

•	Year-over-year improvement on key financial metrics

•	Continued progress on strategic transformation initiative

•	Streamlining operations and go-to-market strategy

•	Strategically re-priced Term Loan B

•	Key signings and expanded relationship with global brands and government clients

FLORHAM PARK, N.J., May 10, 2017 - Conduent (NYSE: CNDT), the world's largest provider of diversified business services, today announced its first quarter 2017 financial results.

“First quarter results were in line with our expectations, reflecting the seasonality of our business and the continued ramp of our strategic transformation initiative,” said Ashok Vemuri, CEO of Conduent. “We made meaningful progress on a number of fronts in our first quarter as a stand-alone public company, including completing the build out of the management team, realigning our vertical and horizontal offerings and launching a more disciplined and purposeful new go-to-market strategy. We continue to stay focused on growing profitable revenue streams and executing on a plan that positions us to achieve our goals in 2017 and beyond.”

EXHIBIT 99.1

First Quarter 2017 Results

First quarter 2017 revenues were $1.55 billion, down (8)%, or (7)% in constant currency, compared to Q1 2016. Pre-tax income was $(22) million compared to $(54) million in Q1 2016. The company reported EPS from continuing operations of $(0.06) versus $(0.12) in the same period last year.

First quarter adjusted operating income was $89 million, with an adjusted operating margin of 5.7% as compared to $71 million, with a margin of 4.2% in Q1 2016. Adjusted EBITDA improved 5% at $153 million, with an adjusted EBITDA margin of 9.9%, as compared with $146 million, with a margin of 8.7% in the prior year period. The company reported adjusted earnings per share of $0.16 compared to $0.22 in Q1 2016.

Conduent used $(106) million in cash flow from operations during the first quarter and ended the first quarter 2017 with a cash balance of $255 million. Total debt was $2.1 billion as of March 31, 2017.

Headcount of approximately 90,000 as of March 31, 2017 compared with approximately 96,000 as of March 31, 2016, and approximately 96,000 as of December 31, 2016.

Total TCV signings of $931M for 1Q included:

•	a five year agreement with a Fortune 100 multinational company to provide benefit administration services

•	contracts with two state agencies focused on capabilities in customer experience and expertise in the Medicaid eligibility and benefits services, respectively

•	a significant expansion of business with one of the largest global technology brands

Financial and Strategic Outlook

Conduent is providing the following guidance ranges for calendar year 2017:

(in millions, except Revenue ($B)	FY 2016	FY 2017E
Revenue	$6.4	Down 4.5-6.5% (CC)
Adjusted EBITDA	$635	Up 5%-6%
Free Cash Flow	$(81)	20-30% of Adj. EBITDA

“We achieved adjusted operating income and adjusted EBITDA growth in the first quarter and improved our margin profile. We also re-priced our Term Loan B, reducing the interest rate by 150 basis points. We are rebalancing investments into the business, optimizing our portfolio and taking appropriate actions to align with our disciplined go-to-market strategy,” said Brian Webb-Walsh, Conduent CFO.

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Conference Call

Management will present the results during a conference call and webcast on May 10th at 10 a.m. Eastern.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET. The conference ID for this call is 2356279.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 one hour after the conference call concludes on May 10, 2017. The replay ID is 10105786.

About Conduent

Conduent (NYSE: CNDT) is the world’s largest provider of diversified business services with leading capabilities in transaction processing, automation and analytics. The company’s global workforce is dedicated to helping its large and diverse client base deliver quality services to the people they serve. These clients include 76 of the Fortune 100 companies and over 500 government entities.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily.  Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent manages and modernizes these interactions to create value for both its clients and their constituents. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decision. These non-GAAP measures are among the primarily factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward Looking Statements
This report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect Management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our security systems and service

EXHIBIT 99.1

interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

# # #

Media Contacts:
Karen Cleeve, Conduent, +1-973-526-7156, karen.cleeve@conduent.com
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Tyler Scott, Conduent, +1-973-526-7171, tyler.scott@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
(in millions, except per-share data)	2017	2016
Revenues
Revenue	$1,542	$1,673
Related party	11	12
Total Revenues	$1,553	$1,685
Costs and Expenses
Cost of service	$1,287	$1,412
Related party cost of services	7	9
Research and development	4	10
Selling, administrative and general	169	183
Restructuring and related costs	18	26
Amortization of intangible assets	61	75
Interest expense	36	1
Related party interest	—	10
Separation costs	5	3
Other (income) expenses, net	(12)	10
Total Costs and Expenses	1,575	1,739
Loss Before Income Taxes	(22)	(54)
Income tax benefit	(12)	(31)
Loss from Continuing Operations	(10)	(23)
Income from discontinued operations, net of tax	4	—
Net Loss	$(6)	$(23)

Basic Earnings (Loss) per Share:
Continuing operations	$(0.06)	$(0.12)
Discontinued operations	0.02	—
Total Basic Loss per Share	$(0.04)	$(0.12)

Diluted Earnings (Loss) per Share:
Continuing operations	$(0.06)	$(0.12)
Discontinued operations	0.02	—
Total Diluted Loss per Share	$(0.04)	$(0.12)

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$255	$390
Accounts receivable, net	1,408	1,286
Net receivable from former parent company	41	—
Other current assets	270	241
Total current assets	1,974	1,917
Land, buildings and equipment, net	276	283
Intangible assets, net	1,083	1,144
Goodwill	3,899	3,889
Other long-term assets	462	476
Total Assets	$7,694	$7,709
Liabilities and Equity
Short-term debt and current portion of long-term debt	$43	$28
Accounts payable	130	164
Accrued compensation and benefits costs	257	269
Unearned income	212	206
Net payable to former parent company	—	124
Other current liabilities	603	611
Total current liabilities	1,245	1,402
Long-term debt	2,072	1,913
Pension and other benefit liabilities	172	172
Deferred taxes	616	619
Other long-term liabilities	148	173
Total Liabilities	4,253	4,279

Series A Convertible Preferred Stock	142	142

Common Stock	2	2
Additional paid-in-capital	3,816	3,812
Retained deficit	(8)	—
Accumulated other comprehensive loss	(511)	(526)
Total Equity	3,299	3,288
Total Liabilities and Equity	$7,694	$7,709

Shares of common stock issued and outstanding	203,640	202,875
Shares of Series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2017	2016
Cash Flows from Operating Activities:
Net loss	$(6)	$(23)
Adjustments required to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	125	148
Provision for receivables	—	2
Deferred tax (benefit) expense	(6)	5
Gain on investments	(3)	—
Amortization of debt financing costs	2	—
Net gain on sales of businesses and assets	(7)	—
Stock-based compensation	6	4
Restructuring and related charges	12	25
Payments for restructuring	(9)	(7)
Contributions to defined benefit pension plans	(2)	(2)
Increase in accounts receivable	(110)	(141)
Increase in other current and long-term assets	(33)	(26)
Decrease in accounts payable and accrued compensation	(49)	(66)
Decrease in other current and long-term liabilities	(17)	(11)
Net change in income tax assets and liabilities	(9)	(25)
Net cash used in operating activities	(106)	(117)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(17)	(30)
Cost of additions to internal use software	(8)	(9)
Proceeds from sale of businesses, net of adjustments	—	(56)
Net payments on related party notes receivable	—	(3)
Other investing	—	1
Net cash used in investing activities	(25)	(97)
Cash Flows from Financing Activities:
Proceeds on long term debt, net of issuance costs	305	2
Payments on debt	(144)	(6)
Net proceeds on related party notes payable	—	9
Net (payments) to, transfers from former parent	(161)	211
Proceeds from exercise of stock options	2	—
Dividends paid on preferred stock	(2)	—
Other financing	(6)	—
Net cash (used in) provided by financing activities	(6)	216
Effect of exchange rate changes on cash and cash equivalents	2	1
(Decrease) increase in cash and cash equivalents	(135)	3
Cash and cash equivalents at beginning of period	390	140
Cash and Cash Equivalents at End of Period	$255	$143

EXHIBIT 99.1

Non-GAAP Financial Measures
We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method.

Adjusted Net Income (Loss) and Adjusted Earnings per Share and Adjusted Effective Tax Rate
We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our Strategic Transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•
Other (income) expenses, net. Other (income) expenses, net includes losses (gains) on sales of business and assets, currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

Adjusted Costs and Expenses and Margin - Adjusted Operating Income
We make adjustments to Costs and Expenses and Margin for the following items, for the purpose of calculating Adjusted Operating Income:

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our Strategic Transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party

EXHIBIT 99.1

investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Related Party Interest. Interest payments to former parent.

•
Other (income) expenses, net. Other (income) expenses, net includes losses (gains) on sales of business and assets, currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY MMIS. Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	HE charge. Costs associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

Adjusted EBITDA

We use Adjusted EBITDA to provide additional information that is useful to understand the financial covenants contained in the Company's credit facility and indenture. We also use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. Adjusted EBITDA represents income (loss) before income taxes adjusted for the following items:

•
Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our Strategic Transformation program.

•
Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Related party interest. Interest payments to former parent.

•
Other (income) expenses, net. Other (income) expenses, net includes losses (gains) on sales of business and assets, currency (gains) losses, net, litigation matters and all other (income) expenses, net.

•	NY MMIS. Costs associated with the company not fully completing the State of New York Health Enterprise platform project.

•	HE charge. Costs associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances and are not necessarily comparable to similarly-titled measures reported by other companies. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates.

EXHIBIT 99.1

Net Income (Loss) and EPS Reconciliation:

	Three Months Ended March 31, 2017		Three Months Ended March 31, 2016
(in millions, except earnings per share)	Net Income (Loss)	EPS	Net Income (Loss)	EPS
Reported from Continuing operations	$(10)	$(0.06)	$(23)	$(0.12)
Adjustments:
Amortization of intangible assets	61		75
NY MMIS	8		—
Restructuring and related costs	18		26
HE charge	(5)		—
Separation costs	5		3
Other (income) expenses, net	(12)		10
Less: Income tax adjustments(1)	(30)		(44)
Adjusted	$35	$0.16	$47	$0.22
 ____________________________

(1)	Reflects the income tax (expense) benefit of the adjustments. Refer to Effective Tax Rate reconciliation below for details.
Effective Tax Rate Reconciliation:

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
(in millions)	Pre-Tax Income (Loss)	Income Tax Expense (Benefit)(2)	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax Expense (Benefit)(2)	Effective Tax Rate
Reported from continuing operations	$(22)	$(12)	54.5%	$(54)	$(31)	57.4%
Non-GAAP Adjustments(1)	75	30		114	44
Adjusted	$53	$18	34.0%	$60	$13	21.7%
____________________________

(1)	Refer to Net Income (Loss) reconciliation for details.

(2)
The tax impact of Adjusted Pre-Tax Income (Loss) from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results.

Operating Income / Margin Reconciliation:

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
Reported Pre-tax Loss(1)	$(22)	$1,553	(1.4)%	$(54)	1,685	(3.2)%
Adjustments:
Amortization of intangible assets	61			75
NY MMIS	8			—
Restructuring and related costs	18			26
HE charge	(5)			—
Separation costs	5			3
Interest(2)	36			11
Other (income) expenses, net	(12)			10
Adjusted Operating Income/Margin	$89	$1,553	5.7%	$71	$1,685	4.2%
____________________________

(1)	Pre-Tax Loss and revenue from continuing operations.

(2)	Includes related party interest of $0 million and $10 million in the three months ended March 31, 2017 and 2016, respectively.

EXHIBIT 99.1

Adjusted EBITDA Reconciliation:

(in millions)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Pre-tax loss as reported from continuing operations	$(22)	$(54)
Depreciation	31	32
Amortization	94	118
Restructuring and related costs	18	26
Separation costs	5	3
Interest expense	36	1
Related party interest	—	10
NY MMIS	8	—
HE charge	(5)	—
Other (income) expenses, net	(12)	10
Adjusted EBITDA	$153	$146
Adjusted EBITDA Margin	9.9%	8.7%